Exhibit 99.1

MARTIN TRANSPORT, INC.

Financial Statements

December 31, 2018

(With Independent Auditors' Report Thereon)

Independent Auditors’ Report

The Board of Directors
Martin Midstream GP LLC:

We have audited the accompanying financial statements of Martin Transport, Inc., which comprise the balance sheet as of December 31, 2018, and the related statement of operations, stockholder's equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin Transport, Inc. as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas
March 19, 2019

MARTIN TRANSPORT, INC.
Balance Sheet
(Dollars in thousands)

December 31, 2018
Assets
Cash and cash equivalents	$63
Trade and accrued accounts receivable, less allowance for doubtful accounts of $285	11,726
Parts and supplies inventories	1,138
Due from affiliates	1,042
Other current assets	831
Total current assets	14,800

Property, plant and equipment, net	25,384
Goodwill, net	489
Intangibles and other assets, net	362
$41,035
Liabilities and Stockholder's Equity
Current portion of capital lease obligations	$5,409
Trade and other accounts payable	2,563
Due to affiliates	482
Other accrued liabilities	2,588
Total current liabilities	11,042

Capital lease obligations	6,272
Deferred income taxes	30
Total liabilities	17,344
Commitments and contingencies
Stockholder's equity:	23,691
Total stockholder's equity	23,691
$41,035
See accompanying notes to financial statements.

MARTIN TRANSPORT, INC.
Statement of Operations
(Dollars in thousands)

Year Ended December 31, 2018

Transportation revenues	$125,333

Costs and expenses:
Expenses:
Operating expenses	105,212
Selling, general and administrative	5,246
Depreciation and amortization	3,511
Total costs and expenses	113,969
Other operating income, net	596
Operating income	11,960

Other income (expense):
Interest expense	(312)
Other, net	13
Total other expense	(299)

Net income before taxes	11,661
Income tax expense	208
Net income	11,453

See accompanying notes to financial statements.

MARTIN TRANSPORT, INC.
Statement of Stockholder's Equity
(Dollars in thousands)

Amount
Balance –December 31, 2017	$24,338
Net income	11,453
Distributions to parent	(12,100)
Balance –December 31, 2018	$23,691

See accompanying notes to financial statements.

MARTIN TRANSPORT, INC.
Statement of Cash Flows
(Dollars in thousands)

Year Ended December 31, 2018
Cash flows from operating activities:
Net income	$11,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,511
Deferred income tax expense	208
Gain on disposition of property, plant and equipment	(596)
Other	(7)
Change in current assets and liabilities, excluding effects of dispositions:
Trade and accrued accounts receivable and due from affiliates	(749)
Parts and supplies inventories	(138)
Trade and other accounts payable and due to affiliates	323
Change in other current assets and other accrued liabilities	(149)
Change in other non-current assets and liabilities	479
Net cash provided by operating activities	14,335
Cash flows from investing activities:
Additions to property, plant and equipment	(2,147)
Proceeds from sale of property, plant and equipment	2,115
Net cash used in investing activities	(32)
Cash flows from financing activities:
Payments of capital lease obligations	(2,202)
Distribution to parent	(12,100)
Net cash used in financing activities	(14,302)
Net increase in cash	1
Cash and cash equivalents at beginning of year	62
Cash and cash equivalents at end of year	$63

See accompanying notes to financial statements.

MARTIN TRANSPORT, INC.
Notes to Financial Statements
(Dollars in thousands)

(1)    Organization and Description of Business

Martin Transport, Inc. (the "Company" or "MTI") is a Texas Corporation. The Company was formed in 1981 and is a wholly-owned subsidiary of Martin Resource Management Corporation ("MRMC"). MTI is an independent provider of land transportation services and operates a fleet of tank trucks providing transportation of petroleum products, liquid petroleum gas, chemicals, sulfur and other products, as well as owns twenty-three terminals located throughout the Gulf Coast and Midwest.

(2)    Significant Accounting Policies

(a)       Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America.  Actual results could differ from those estimates.

(b)       Revenue Recognition

The Company's revenue is derived from fees collected for transporting petroleum products, liquid petroleum gas, chemicals, sulfur and other products. See Note 3 for additional disclosures.

(c)       Cash and Cash Equivalents

The Company considers cash and highly liquid investments with an original maturity of three months or less, at the time of purchase, to be cash equivalents.

(d)       Property, Plant, and Equipment

Owned property, plant, and equipment are stated at cost, less accumulated depreciation, and are depreciated using the straight-line method over the estimated lives of the respective assets.

Equipment under capital leases is stated at the present value of minimum lease payments less accumulated amortization. Equipment under capital leases is amortized straight line over the estimated useful life of the asset.

Routine maintenance and repairs are charged to expense, while costs of betterments and renewals are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts and the difference between net book value of the asset and proceeds from disposition is recognized as gain or loss.

(e)       Impairment of Long-Lived Assets

In accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 360-10, long-lived assets such as property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.  The Company determined that there were no asset impairments for the year ended December 31, 2018.

(f)       Fair Value Measurements and Financial Instruments

The Company uses a valuation framework based upon inputs that market participants use in pricing certain assets and liabilities. These inputs are classified into two categories: observable inputs and unobservable inputs. Observable inputs represent market data obtained from independent sources. Unobservable inputs represent the Company's own market assumptions. Unobservable inputs are used only if observable inputs are unavailable or not reasonably available without undue cost and effort. The two types of inputs are further prioritized into the following hierarchy:

MARTIN TRANSPORT, INC.
Notes to Financial Statements
(Dollars in thousands)

Level 1: Quoted market prices in active markets for identical assets or liabilities.
Level 2: Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3: Unobservable inputs that reflect the entity's own assumptions and are not corroborated by market data.

The Company classifies the fair value of an asset or liability based on the lowest level of input significant to its measurement. A fair value initially reported as Level 3 will be subsequently reported as Level 2 if the unobservable inputs become inconsequential to its measurement, or corroborating market data becomes available. Asset and liability fair values initially reported as Level 2 will be subsequently reported as Level 3 if corroborating market data becomes unavailable.

The Company's financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable. The carrying amounts of financial instruments approximate fair value due to their short maturities. The Company's cash and cash equivalents are comprised of bank accounts and are classified as Level 1.

(g)       Trade and Accrued Accounts Receivable and Allowance for Doubtful Accounts

Trade accounts receivable are recorded at invoiced amounts and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable.

(h)       Parts and Supplies Inventories

The cost of parts, supplies and other inventories is principally determined using the average-cost method.

(i)       Goodwill and Other Intangible Assets

Under the amended provisions of ASC 350, goodwill is amortized on a straight-line basis over ten years or a period of less than ten years if a shorter life is more appropriate. Goodwill is tested for impairment at the reporting unit level when a triggering event occurs that indicates the fair value of a reporting unit may be less than its carrying amount. Goodwill impairment, if any, represents the excess of the reporting unit's carrying amount over its fair value.

Goodwill is amortized using a ten-year life for the year ended December 31, 2018. No triggering events were identified during the year ended December 31, 2018.

Significant changes in these estimates and assumptions could materially affect the determination of fair value for each reporting unit which could give rise to future impairment. Changes to these estimates and assumptions can include, but may not be limited to, varying commodity prices, volume changes and operating costs due to market conditions and/or alternative providers of services.

(j)       Income Taxes

MTI is a Qualified Subchapter S subsidiary ("QSub") of Martin Resource Management Corporation, a qualifying S Corporation. A QSub is not treated as a separate corporation for federal income tax purposes as it is deemed liquidated into its S Corporation parent. S Corporations are generally not subject to income taxes because income and losses flow through to shareholders and are reported on their individual returns.

The Company's financial statements recognize the current and deferred income tax consequences that result from the Company's activities during the current period pursuant to the provisions of ASC 740 related to income taxes.

Three states in which the Company currently is subject to taxation - Louisiana, New Jersey and Tennessee - do not recognize the federal S Corporation status and, therefore, continue to tax the Company as if it were still a C Corporation. State income taxes are accounted for under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards.

All income tax positions taken for all open years are more likely than not to be sustained based upon their technical merit under applicable tax laws.

MARTIN TRANSPORT, INC.
Notes to Financial Statements
(Dollars in thousands)

(k)       Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Recoveries for environmental remediation costs from third parties, which are probable of realization, are separately recorded, and are not offset against the related environmental liability, in accordance with certain provisions of ASC 210 related to the offsetting of amounts related to certain contracts.

(l)      Subsequent Events

The Company has evaluated subsequent events from the Balance Sheet date through March 19, 2019, the date at which the financial statements are available to be issued.

On October 22, 2018, the Martin Operating Partnership L.P., entered into a stock purchase agreement (the "Stock Purchase Agreement") with MRMC to acquire all of the issued and outstanding equity of MTI for total consideration as follows:

Purchase price[1]	$135,000
Plus: Working Capital Adjustment	2,796
Less: Capital leases assumed	(11,682)
Cash consideration paid	$126,114

1The Stock Purchase Agreement also includes a $10,000 earn-out based on certain performance thresholds. The transaction closed on January 2, 2019 and was effective as of January 1, 2019. The Stock Purchase Agreement contained customary representations and warranties.

(m)	Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update ("ASU") 2016-02, Leases.  This ASU amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2019. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief.  The Company expects to record right of use assets and lease obligations on its balance sheet upon adoption. The Company does not expect the impact of adopting this standard to be material to its income statement or related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The standard clarifies the classification of certain cash receipts and cash payments on the statement of cash flows where diversity in practice has been identified. ASU 2016-15 is effective for annual reporting periods beginning after December 15, 2019. The Company does not expect the impact of adopting this standard to be material to its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Topic 606 replaced most existing revenue recognition guidance in U.S. GAAP. The Company adopted the standard on January 1, 2018. The standard permits the use of either the retrospective or cumulative effect transition method. The Company utilized the cumulative effect method which resulted in no cumulative effect of the adoption being recorded as of January 1, 2018. The Company did not identify any significant changes in the timing of revenue recognition when considering the amended accounting guidance.

(3)    Revenue

The following table disaggregates our revenue by major source:

MARTIN TRANSPORT, INC.
Notes to Financial Statements
(Dollars in thousands)

2018

Transportation
Freight	$102,768
Surcharges and other	22,565
$125,333

Revenue is measured based on a consideration specified in a contract with a customer and excludes amounts collected on behalf of third parties where the Company is acting as an agent. The Company recognizes revenue when the Company satisfies a performance obligation, which typically occurs when the Company transfers control over a product to a customer or as the Company delivers a service.

Revenue is recognized for line hauls based on a mileage rate. For contracted trips, revenue is recognized upon completion of the particular trip. The performance of the service is invoiced as the transaction occurs and is generally paid within a month.

(4)    Parts and Supplies Inventories

Components of parts and supplies inventories at December 31, 2018 were as follows:

2018
Operating supplies	$721
Fuel	148
Tires, batteries and accessories	269
$1,138

(5)    Property, Plant and Equipment

At December 31, 2018, property, plant and equipment consisted of the following:

	Depreciable Lives	2018
Land	—	$1,753
Improvements to land and buildings	10-39 years	4,874
Operating equipment	3-50 years	675
Transportation equipment	3-7 years	39,035
Furniture, fixtures and other equipment	3-20 years	506
		46,843
Less: accumulated depreciation		(21,459)
		$25,384

Depreciation expense was $3,413 for the year ended December 31, 2018, which includes amortization of fixed asset acquired under capital lease obligations of $1,174. Gross assets under capital leases were $14,058 at December 31, 2018. Accumulated amortization associated with capital leases was $1,266 at December 31, 2018.

Equipment purchased under capital lease obligations was $10,472 for the year ended December 31, 2018.

MARTIN TRANSPORT, INC.
Notes to Financial Statements
(Dollars in thousands)

(6)    Goodwill

The following table represents the goodwill balance at December 31, 2017, changes during the year, and the resulting balances, net of accumulated amortization, at December 31, 2018:

2018
Goodwill	$979
Less accumulated amortization and impairment:
Beginning of year balance	392
Current year amortization	98
Goodwill, net of accumulated impairment and amortization	$489

(7)    Related Party Transactions

Various related-party balances and transactions are included in the financial statements as of and for the year ended December 31, 2018 . The Company provides transportation services to affiliates of Martin Resource Management Corporation. Affiliate services are recorded on the same basis as services to unaffiliated customers.

The table below summarizes the related party transactions that are included in the related financial statement captions on the face of the Company’s Statement of Operations. The revenues, costs and expenses reflected in these tables are tabulations of the related party transactions that are recorded in the corresponding caption of the financial statement and do not reflect a statement of profits and losses for related party transactions.

2018
Revenues:
Transportation	$37,526
$37,526
Cost and expenses:
Operating expenses	$3,221
Selling, general and administrative expenses	4,095
$7,316

(8)    Leases

The Company has numerous noncancelable operating leases primarily for tractor-trailer trucks and trailers. The leases generally provide that all expenses related to the equipment are to be paid by the lessee. Certain of our land transportation assets have been acquired under capital leases.

MARTIN TRANSPORT, INC.
Notes to Financial Statements
(Dollars in thousands)

The Company's future minimum lease obligations as of December 31, 2018 consist of the following:

Fiscal year	Operating Leases	Capital Leases
2019	$5,257	$6,022
2020	1,777	6,068
2021	1,046	223
2022	513	260
2023	282	—
Thereafter	—	—
Total	$8,875	12,573
Less amounts representing interest costs		(892)
Present value of net minimum capital lease payments		11,681
Less current portion		(5,409)
Present value of net minimum capital lease payments, excluding current portion		$6,272

Total rent expense for operating leases was $9,447 for the year ended December 31, 2018. The amount recognized in interest expense for capital leases was $331 for the year ended December 31, 2018.

(9)    Income Taxes

The components of income tax expense from operations for the year ended December 31, 2018 are as follows:

2018
Current:
Federal	$—
State	—
—
Deferred:
Federal	—
State	208
208
Total income tax expense	$208

At December 31, 2018, deferred tax expense related to temporary differences for states that do not recognize S Corporation status was $208.

The principal component of the difference between the expected state tax expense and actual state tax expense relates to taxes incurred in states that do not recognize S Corporation status.

At December 31, 2018, state income taxes refundable of $127 are included in "Other current assets".

MARTIN TRANSPORT, INC.
Notes to Financial Statements
(Dollars in thousands)

Cash (received)/paid for income taxes was ($3) for the year ended December 31, 2018.

The significant component of the deferred tax assets is the tax effect of net operating loss carryforwards, which is completely offset with a valuation allowance, resulting in a net zero deferred tax asset. The significant component of the deferred tax liabilities is the tax effect of the differences in depreciation on property and equipment.

Deferred tax assets are regularly reviewed for recoverability and a valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon future taxable income during the periods in which those temporary differences become deductible. In assessing the need for a valuation allowance, management considers all available positive and negative evidence, including the ability to carryback operating losses to prior periods, the reversal of deferred tax liabilities, projected taxable income, and tax-planning strategies. On the basis of these considerations, as of December 31, 2018, a valuation allowance of $121 has been recorded to offset a portion of the deferred tax asset that is more likely than not to be realized. The amount of the deferred tax asset considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased.

At December 31, 2018, the Company has $4,980 in state net operating loss ("NOL") carryforwards available to offset future state taxable income, if any, which will expire between 2032 and 2039. Management believes that it is more likely than not that the benefit from certain state NOL carryforwards will not be realized. In recognition of this risk, a valuation allowance of $121 has been provided relating to these state NOL carryforwards.

As of December 31, 2018, the tax years that remain open to assessment are 2015-2017.